Exhibit 21

Significant Subsidiaries

Listed below are the significant first tier subsidiaries of the Registrant, along with the total number of active subsidiaries directly or indirectly owned by each as of February 16, 2004. Certain second, third and fourth tier subsidiaries, though included in the numbers, are also shown by name. Ownership is 100% unless otherwise indicated. The business activities of the subsidiaries have been keyed as follows: (a) Oilfield Services, (b) WesternGeco, (c) General/Multiple (d) Other.

	U.S.	Non-U.S.

Schlumberger B.V., Netherlands (c)		25(a)[1] 11(b)[2] 9(c) 41(d)[3]

Schlumberger Canada Limited, Ontario (c)

Schlumberger GmbH, Germany (c)

Schlumberger SA, France (c)

Services Petroliers Schlumberger, France (a)

*WesternGeco B.V., Netherlands (a)

WesternGeco A.S., Norway (a)

Schlumberger Offshore Services N.V. (Limited), Netherlands Antilles (a) Schlumberger Antilles N.V., Netherlands Antilles (a)		11(a)

Schlumberger Overseas, S.A., Panama (c)		144(a)[4] 26(b)[5] 16(c) 27(d)[6]

MC&C Holdings Limited, BVI (c)

Schlumberger Plc, UK (c)

Schlumberger Evaluation and Production Services (UK) Limited, UK (a)

*WesternGeco Limited, UK (a)

Schlumberger Oilfield Holdings Limited, BVI (a)

Dowell Schlumberger Corporation, BVI (a)

Schlumberger Holdings Limited, BVI (a)

Schlumberger Middle East S.A., Panama (a)

Schlumberger Seaco, Inc., Panama (a)

Schlumberger Surenco, S.A., Panama (a)

*WesternGeco Seismic Holdings Limited, BVI (a)

Schlumberger Technology Corporation, Texas (c)	5(a)[7] 3(b)[8] 4(c) 8(d)	1(a) 1(b)
*WesternGeco L.L.C., Delaware (a)

*	70% owned by Registrant

1	Includes one majority-owned subsidiary and one 50%-owned subsidiary.
2	Includes two majority-owned subsidiaries, one of which is named, and one 50%-owned subsidiary.
3	Includes one majority-owned subsidiary.
4	Includes eight majority-owned subsidiaries and three 50%-owned subsidiaries.
5	Includes five majority-owned subsidiaries, two of which are named.
6	Includes four majority-owned subsidiaries.
7	Includes one majority-owned subsidiary and one 50%-owned subsidiary.
8	Includes two majority-owned subsidiaries, one of which is named.

78 / SLB